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                                                                     Exhibit 2.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



                                                          Chapter 11
In re:                                               )
                                                     )    Case No. 00-2969 (PJW)
PRIME SUCCESSION, INC., et al.,                      )
                        -- --
                                                     )    (Jointly Administered)
                                                     )
                                   Debtors.          )


                      JOINT PLAN OF REORGANIZATION OF PRIME
            SUCCESSION HOLDINGS, INC. AND PRIME SUCCESSION, INC. AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                         PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                         Alan W. Kornberg
                         Jeffrey D. Saferstein
                         1285 Avenue of the Americas
                         New York, New York  10019-6064
                         (212) 373-3000

                                     -and-

                         YOUNG CONAWAY STARGATT & TAYLOR, LLP
                         Pauline K. Morgan
                         Michael Nestor
                         1110 N. Market Street
                         P.O. Box 391
                         Rodney Square North, 11th Floor
                         Wilmington, Delaware 19801
                         (302) 571-6600

                         Attorneys for the Debtors


Dated:  Wilmington, Delaware
        July 12, 2000

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                  Prime Succession Holdings, Inc., Prime Succession, Inc., Aaron
Cremation & Burial Services, Inc., Aaron-Cremation & Burial Services, P.C., Buckner-Rush Enterprises, Inc., Bury-Pine Funeral Home, Inc., Pine Funeral Home, Inc., Clary-Godwin Funeral Home, Inc., Clayton Frank & Sons, Inc., Comander Funeral Home, Inc., Cremation Society of America, Incorporated, Fraser Funeral Home, Inc., Fred Hunter Memorial Services, Inc., Grotewold Simi Valley Mortuary, Inc., Hughes Funeral Chapel, J&W, Inc., John A. Beck Company, Lambert Corporation, Inc., McWane Family Funeral Home, Inc., Neal-Tarpley, Inc., Prime Business Solutions, Inc., Prime Business Solutions of Kentucky, Inc., Prime Enterprises of California, Inc., Prime Holdings of Arkansas, Inc., Prime
Holdings of California, Inc., Prime Holdings of Minnesota, Inc., Prime Holdings of Nebraska, Inc., Prime Holdings of Ohio, Inc., Prime Holdings of West
Virginia, Inc., Prime Indiana Limited Partnership, Prime Succession of Alabama, Inc., Prime Succession of Arizona, Inc., Prime Succession of Arkansas, Inc., Prime Succession of California, Inc., Prime Succession of Florida, Inc., Prime Succession of Georgia, Inc., Prime Succession of Illinois, Inc., Prime
Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of Minnesota, Inc., Prime Succession of Missouri, Inc., Prime Succession of Nebraska, Inc., Prime Succession of New York, Inc., Prime Succession of Tennessee, Inc., Prime Succession of Texas, Inc., Prime Succession Partners, Inc., Roselawn Memorial Gardens, Inc., Rostad Mortuary, Inc., Talisman Enterprises, Inc., The Funeral Outlet Store, Inc., and Whitney & Murphy Funeral Homes, Inc. propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.


                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

                  A. DEFINITIONS. Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:


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ADMINISTRATIVE CLAIM                means any right to payment constituting a
                                    cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1), 507(b) or 1114(e)(2) of the
                                    Bankruptcy Code, including, without
                                    limitation, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, any fees or charges assessed against the Debtors' estates under section 1930 of chapter 123 of title 28 of the United States Code, and DIP Facility Claims.

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ALLOWED CLAIM OR ALLOWED INTEREST   means, with reference to any Claim or Equity
                                    Interest, (a) any Claim against or Equity
                                    Interest in the Debtors which has been
                                    listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest specifically allowed under the Plan, (c) any Claim or Equity Interest which is not Disputed or (d) any Claim or Equity Interest the amount or existence of which, if Disputed, (i) has been determined by a Final Order of a court of competent jurisdiction other than the Court, or (ii) has been allowed by Final Order of the Court; provided, however, that any Claims or Equity Interests allowed solely for the purpose of voting to accept the Plan pursuant to an order of the Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" hereunder.

AMENDED PRIME BY-LAWS               means the Amended and Restated By-Laws of
                                    Reorganized Prime, which shall be in
                                    substantially the form contained in the
                                    Plan Supplement.

AMENDED PRIME CERTIFICATE OF        means the amended and restated Certificate
INCORPORATION                       of Incorporation of Reorganized Prime, which
                                    shall be in substantially the form contained in the Plan Supplement.

AMENDED PRIME HOLDINGS BY-LAWS      means the Amended and Restated By-Laws of
                                    Reorganized Prime Holdings, which shall be in substantially the form contained in the Plan Supplement.

AMENDED PRIME HOLDINGS CERTIFICATE  means the amended and restated Certificate
OF INCORPORATION                    of Incorporation of Reorganized Prime
                                    Holdings which shall be in substantially the form contained in the Plan Supplement.

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AMENDED SUBSIDIARIES BY-LAWS        means the Amended and Restated By-Laws of
                                    the Reorganized Subsidiaries, which shall be in substantially the form contained in the Plan Supplement.

AMENDED SUBSIDIARIES CERTIFICATES   means the amended and restated Certificates
OF INCORPORATION                    of Incorporation of the Reorganized
                                    Subsidiaries, which shall be in
                                    substantially the form contained in the Plan
                                    Supplement.

AMENDED SUBSIDIARY LIMITED          means the amended and restated Limited
PARTNERSHIP AGREEMENT               Partnership Agreement of Prime Indiana
                                    Limited Partnership, which shall be in
                                    substantially the form contained in the Plan
                                    Supplement.

BALLOTS means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim or Equity Interest (other than to holders not entitled to vote on the Plan) upon which is to be indicated, among other things, acceptance or rejection of the Plan.

BANKRUPTCY CODE                     means title 11 of the United States Code, 11
                                    U.S.C. Section 101 et seq., as in effect on the date hereof.

BANKRUPTCY COURT                    means the United States Bankruptcy Court for
                                    the District of Delaware or such other court as may have jurisdiction over the Chapter 11
                                    Cases.

BANKRUPTCY RULES                    means the Federal Rules of Bankruptcy
                                    Procedure as promulgated by the United
                                    States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.

BUSINESS DAY                        means any day on which commercial banks are
                                    open for business, and not authorized to close, in the City of New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

CASH means legal tender of the United States of America.

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CAUSES OF ACTION                    means all claims, choses in action and
                                    causes of action (including those assertable derivatively), liabilities, obligations, suits, debts, sums of money, damages, demands, judgments, whether known or unknown, now owned or hereafter acquired by the Debtors, and the Cash and non-Cash proceeds thereof, whether arising under the Bankruptcy Code or other Federal, state or foreign law, in equity or otherwise, including, without limitation, any causes of action arising under sections 510, 544, 547, 548, 549, 550, 551 or any other section of the Bankruptcy Code.

CHAPTER 11 CASES                    means the chapter 11 cases commenced by the
                                    Debtors.

COLLATERAL                          means any property or interest in property
                                    of the Debtors' estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

CONFIRMATION DATE                   means the date on which the Confirmation
                                    Order is entered by the Court.

CONFIRMATION HEARING                means the hearing to consider confirmation
                                    of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

CONFIRMATION ORDER                  means the order entered by the Court
                                    confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

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COURT                               means, (a) the United States Bankruptcy
                                    Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases.

CREDITORS COMMITTEE                 means the Official Committee of Unsecured
                                    Creditors appointed by the United States
                                    Trustee in the Chapter 11 Cases, as
                                    constituted from time to time.

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DEBTORS                             means Prime Succession Holdings, Inc., Prime
                                    Succession, Inc., Aaron Cremation & Burial
                                    Services, Inc., Aaron-Cremation & Burial
                                    Services, P.C., Buckner-Rush Enterprises,
                                    Inc., Bury-Pine Funeral Home, Inc., Pine
                                    Funeral Home, Inc., Clary-Godwin Funeral
                                    Home, Inc., Clayton Frank & Sons, Inc.,
                                    Comander Funeral Home, Inc., Cremation
                                    Society of America, Incorporated, Fraser
                                    Funeral Home, Inc., Fred Hunter Memorial
                                    Services, Inc., Grotewold Simi Valley
                                    Mortuary, Inc., Hughes Funeral Chapel, J&W,
                                    Inc., John A. Beck Company, Lambert
                                    Corporation, Inc., McWane Family Funeral
                                    Home, Inc., Neal-Tarpley, Inc., Prime
                                    Business Solutions, Inc., Prime Business
                                    Solutions of Kentucky, Inc., Prime
                                    Enterprises of California, Inc., Prime
                                    Holdings of Arkansas, Inc., Prime Holdings of California, Inc., Prime Holdings of Minnesota, Inc., Prime Holdings of Nebraska, Inc., Prime Holdings of Ohio, Inc., Prime Holdings of West Virginia, Inc., Prime Indiana Limited Partnership, Prime
                                    Succession of Alabama, Inc., Prime
                                    Succession of Arizona, Inc., Prime
                                    Succession of Arkansas, Inc., Prime
                                    Succession of California, Inc., Prime
                                    Succession of Florida, Inc., Prime
                                    Succession of Georgia, Inc., Prime
                                    Succession of Illinois, Inc., Prime
                                    Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of Minnesota, Inc., Prime Succession of Missouri, Inc., Prime Succession of
                                    Nebraska, Inc., Prime Succession of New
                                    York, Inc., Prime Succession of Tennessee,
                                    Inc., Prime Succession of Texas, Inc., Prime
                                    Succession Partners, Inc., Roselawn Memorial
                                    Gardens, Inc., Rostad Mortuary, Inc.,
                                    Talisman Enterprises, Inc., The Funeral
                                    Outlet Store, Inc., and Whitney & Murphy
                                    Funeral Homes, Inc.

DEBTORS IN POSSESSION               means the Debtors in their capacity as
                                    debtors in possession in the Chapter 11
                                    Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

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DIP AGENTS                          means The Bank of Nova Scotia and Goldman
                                    Sachs Credit Partners, L.P. in their
                                    capacity as agents under the DIP Credit
                                    Documents.

DIP CREDIT AGREEMENT                means the Debtors in Possession Credit and
                                    Guaranty Agreement dated as of July__, 2000 among Prime Succession, Inc., as borrower, the parent and subsidiaries of the borrower named therein, as guarantors, the DIP
                                    Lenders and Goldman Sachs Credit Partners,
                                    L.P., and The Bank of Nova Scotia, as DIP
                                    Agents.

DIP CREDIT DOCUMENTS                means the DIP Credit Agreement and any and
                                    all documents executed in connection
                                    therewith, including, without limitation, all security agreements, pledge agreements and mortgages.

DIP CREDIT FACILITY                 means the postpetition financing facility in
                                    the committed amount of $10,000,000 provided by the DIP Lenders.

DIP FACILITY CLAIMS                 means all Claims arising under or relating
                                    to the DIP Credit Documents and/or the DIP
                                    Credit Facility, which shall be paid in full on the Effective Date in accordance with the terms of the DIP Credit Facility.

DIP FACILITY ORDER                  means, collectively, the interim order
                                    entered by the Bankruptcy Court on July __, 2000, and the final order entered by the Bankruptcy Court on _______ __, 2000, whereby the DIP Credit Facility was authorized and approved.

DIP LENDERS                         means the Persons who are from time to time
                                    lenders under the DIP Credit Documents.

DISCLOSURE STATEMENT                means the written disclosure statement that
                                    relates to this Plan, as approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

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DISPUTED                            means any Claim, or Equity Interest, or any
                                    portion thereof, that is not an Allowed
                                    Claim or Allowed Interest, including, but not limited to, Claims or Interests (a)(i) that have not been Scheduled by the Debtors or (ii) have been Scheduled at zero or as contingent, unliquidated or disputed, or (b) that are the subject of a proof of claim that differs in nature, amount or priority from the Debtors' Schedules, and (c) in either case, the allowance or disallowance of which is not yet the subject of a Final Order.

EFFECTIVE DATE                      means the first Business Day on which all of
                                    the conditions specified in Section XIII.B.1 of the Plan have been satisfied or waived in accordance with Section XIII.B.2 of the Plan; provided, however, that if a stay of the Confirmation Order is in effect on such date, the Effective Date will be the first
                                    Business Day after such stay is no longer in effect.

EQUITY INCENTIVE PLAN               has the meaning assigned to such term in
                                    Section V.E. of the Plan.

EQUITY INTEREST                     means Old Preferred Stock and Other Equity
                                    Interests.

EXIT CREDIT FACILITY                means the revolving credit and term loan
                                    facility to be entered into as a means of implementing the Plan, all as is more specifically described in Article V.E. of the Plan.

EXIT FACILITY DOCUMENTS             means the documents to be entered into by
                                    the Reorganized Debtors on the Effective
                                    Date pursuant to which the Reorganized
                                    Debtors will obtain financing to (i) fund consummation of the Plan, (ii) pay in full the DIP Financing Claims, (iii) pay in full the Prepetition Lender Claims, and (iv) fund certain working capital and general corporate requirements of the Reorganized
                                    Debtors.

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FINAL ORDER                         means an order or judgment of the Court, or
                                    other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, vacated or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing has expired and as to which no appeal, petition for certiorari, or petition for review or rehearing was filed or, if filed, remains pending.

GOVERNMENT                          has the meaning assigned to such term in
                                    Section VIII.I.3 of the Plan.

IMPAIRED means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

INDENTURE TRUSTEE                   means United States Trust Company of New
                                    York, in its capacity as trustee under the Senior Subordinated Note Indenture.

INFORMAL COMMITTEE                  means the informal committee of certain
                                    holders of Senior Subordinated Notes that was formed prior to the Petition Date.

INITIAL DISTRIBUTION DATE           means the Effective Date or as soon
                                    thereafter as practicable.

INITIAL HOLDER                      means, (a) any person or entity who will
                                    initially hold shares of New Common Stock on the Effective Date, (b) any investment fund for which any person thereof acts as manager, (c) any partnership or other entity for which any person thereof acts directly or indirectly as a general partner, managing member or controlling stockholder, and (d) any person otherwise affiliated with any of the foregoing individuals or entities.

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INTERCOMPANY CLAIMS                 means any Claim held by one of the Debtors
                                    against any other Debtor, including, without limitation, (a) any account reflecting intercompany book entries by such Debtor with respect to any other Debtor, (b) any Claim not reflected in book entries that is held by such Debtor, and (c) any derivative Claim asserted or assertable by or on behalf of such Debtor against any other Debtor.

LIEN has the meaning set forth in Section 101 of the Bankruptcy Code.

NEW COMMON STOCK                    means the common stock of Reorganized Prime
                                    Holdings, par value $.01 per share, to be authorized and issued by Reorganized Prime
                                    Holdings on the Effective Date pursuant to the Plan.

NEW EXIT FINANCING FACILITY         means the documents pursuant to which the
DOCUMENTS                           New Exit Financing Facility will be provided
                                    to Reorganized Prime, and which shall be in substantially the form contained in the Plan
                                    Supplement.

NEW SENIOR MANAGEMENT EMPLOYMENT    has the meaning assigned to such term in
CONTRACTS                           Section V.A.2. of the Plan.

NEW SENIOR SUBORDINATED NOTES       means the promissory notes authorized and to
                                    be issued pursuant to the Plan and the New
                                    Senior Subordinated Notes Indenture, and which shall be in substantially the form contained in the Plan Supplement.

NEW SENIOR SUBORDINATED NOTES       has the meaning assigned to such term in
INDENTURE                           Section V.C.2. of the Plan.

NEW SENIOR SUBORDINATED NOTES       means the bank or trust company that will
INDENTURE TRUSTEE                   serve as trustee under the New Senior
                                    Subordinated Notes Indenture.

NEW WARRANTS                        means the warrants to purchase in the
                                    aggregate 500,000 shares of New Common
                                    Stock, which shall be issued pursuant to the terms of the Warrant Agreement.

OLD PREFERRED STOCK                 means the 20,000 authorized shares of 10%
                                    pay-in-kind cumulative preferred stock par value $.01 issued by Prime Holdings and outstanding on the Petition Date.

OTHER EQUITY INTEREST OR INTEREST   means any share of common stock or other
                                    instrument evidencing an ownership interest in Prime Holdings, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest;
                                    provided, however, that Other Equity
                                    Interests shall not include Old Preferred
                                    Stock.

OTHER GENERAL UNSECURED CLAIMS      means an Unsecured Claim (other than a
                                    Senior Subordinated Note Claim, Rejected
                                    Former Owner Obligation, Other Rejected
                                    Obligation or Trade Claim).

OTHER PRIORITY CLAIM                means Claims entitled to priority pursuant
                                    to section 507(a) of the Bankruptcy Code
                                    (other than Administrative Claims and
                                    Priority Tax Claims), including, without limitation, certain allowed employee compensation and benefit claims of the Debtors' employees incurred within ninety
                                    (90) and one hundred eighty (180) days,
                                    respectively, prior to the Petition Date.

OTHER REJECTED OBLIGATIONS          means any Unsecured Claim of any entity
                                    against the Debtors arising from the
                                    rejection pursuant to sections 365 or
                                    1123(b) of the Bankruptcy Code of (a) a
                                    lease of real or personal property entered into with the Debtors, or any of them, or
                                    (b) any other agreement with the Debtors, or any of them.

OTHER SECURED CLAIMS                means any Claim, other than a DIP Financing
                                    Claim, to the extent reflected in the
                                    Schedules or a proof of claim as a Secured
                                    Claim, which is secured by a Lien on
                                    Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy code, to the extent of such setoff.

PETITION DATE                       means July __, 2000 the date on which the
                                    Debtors filed their petitions for relief commencing the Chapter 11 Cases.

PERSON means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

PLAN means this Plan, as it may be amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

PLAN DOCUMENTS                      means the documents to be included in the
                                    Plan Supplement.

PLAN SUPPLEMENT                     means the forms of documents specified in
                                    Section X.M. of the Plan.

PREPETITION CREDIT AGREEMENT        means that certain Credit Agreement dated as
                                    of August 26, 1996 among Prime, Prime
                                    Holdings, the Prepetition Lenders, The Bank of Nova Scotia, as administrative agent and Goldman Sachs Credit Partners, L.P., as syndication agent.

PREPETITION CREDIT DOCUMENTS        means the Prepetition Credit Agreement and
                                    any and all documents executed in connection therewith, including, without limitation, all security agreements, pledge agreements and mortgages.

PREPETITION CREDIT FACILITY AGENTS  means The Bank of Nova Scotia and Goldman
                                    Sachs Credit Partners, L.P. in their
                                    capacity as agents under the Prepetition
                                    Credit Documents.

PREPETITION LENDER CLAIMS           means the claims of the Prepetition Lenders
                                    arising under the Prepetition Credit
                                    Agreement.

PREPETITION LENDERS                 means the Persons who are from time to time
                                    lenders under the Prepetition Credit
                                    Documents.

PRIME                               means Prime Succession, Inc.

PRIME EQUITY INTERESTS              means any share of common stock or other
                                    instrument evidencing a present ownership interest in Prime, whether or not transferrable, and any options, warrants or rights contractual or otherwise, to acquire any such interest.

PRIME HOLDINGS                      means Prime Succession Holdings, Inc.

PRO RATA means, at any time, the proportion that (x) with respect to Claims, the amount of a Claim in a particular Class bears to the aggregate amount of all Claims (including Disputed Claims) in such Class and (y) with respect to Equity Interests, the number of shares or other equity interests held by a particular holder in a particular Class bears to the aggregate number of all shares and other equity interests in a particular Class, unless in each case the Plan provides otherwise.

PRIORITY TAX CLAIM                  means any unsecured Claim held by a
                                    governmental unit entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

QUARTER means the period beginning on the Effective Date and ending on the immediately succeeding June 30, September 30, December 31 or March 31, and each three-month period thereafter, as the context may require.

RECORD DATE                         means the record date for purposes of making
                                    distributions under the Plan on account of Allowed Claims and Allowed Equity Interests, which date shall be the Confirmation Date.

REJECTED FORMER OWNER OBLIGATIONS   means any Unsecured Claim of an entity
                                    against the Debtors arising from (a) the rejection pursuant to sections 365 or 1123(b) of the Bankruptcy Code of (i) a non-compete agreement with the Debtors, or any of them, (ii) a consulting agreement with the Debtors, or any of them, or (iii) a lease of real or personal property entered into by the Debtors, or any of them, with a former owner of any of the Debtors' property, or (b) a note or other financial instrument entered into by the Debtors, or any of them, in connection with the purchase by the Debtors, or any of them, before the Petition Date, of a funeral home or other property.

RELEASED PARTIES                    has the meaning assigned to such term in
                                    Section VIII.H. of the Plan.

REORGANIZED DEBTORS                 means the Debtors, or any successors thereto
                                    by merger, consolidation or otherwise, on and after the Effective Date.

REORGANIZED PRIME                   means Prime, or any successors thereto by
                                    merger, consolidation, or otherwise, on and after the Effective Date.

REORGANIZED PRIME HOLDINGS          means Prime Holdings, or any successors
                                    thereto by merger, consolidation or
                                    otherwise, on and after the Effective Date.

REORGANIZED SUBSIDIARIES            means the Subsidiaries, or any successors
                                    thereto by merger, consolidation, or
                                    otherwise, on and after the Effective Date.

RESERVE                             has the meaning assigned to such term in
                                    Section VII.C.2(a)(i) of the Plan.

SCHEDULES                           means the schedules of assets and
                                    liabilities, statements of financial
                                    affairs, and lists of holders of Claims and Equity Interests filed with the Court by the Debtors, including any amendments or supplements thereto.

SCHEDULED                           means, with respect to any Claim or Equity
                                    Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

SECURED CLAIM                       means a Claim that is secured by a Lien on
                                    property or interests in property, in which the Debtors have an interest, to the extent of the value as of the Effective Date, or such other date as may be established by the Court, of such interest or Lien determined by a Final Order of the Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the holder of such Claim.

SENIOR SUBORDINATED NOTES           means the 10 3/4% Notes, due August 15,
                                    2004, of Prime issued and outstanding under the Senior Subordinated Note Indenture.

SENIOR SUBORDINATED NOTE CLAIMS     means the unsecured Claims of the Senior
                                    Subordinated Noteholders (excluding the fees and expenses of the Indenture Trustee).

SENIOR SUBORDINATED NOTEHOLDERS     means the holders of the Senior Subordinated
                                    Notes.

SENIOR SUBORDINATED NOTE INDENTURE  means that certain Indenture, dated as of
                                    August 15, 1996, between Prime, as issuer, and United States Trust Company of New York, as Trustee, pursuant to which the Senior Subordinated Notes were issued, together with any amendments or supplements thereto.

SUBSEQUENT DISTRIBUTION DATE        means the twentieth day after the end of the
                                    Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each such subsequent Quarter.

SUBSIDIARIES                        means Aaron Cremation & Burial Services,
                                    Inc., Aaron-Cremation & Burial Services,
                                    P.C., Buckner-Rush Enterprises, Inc.,
                                    Bury-Pine Funeral Home, Inc., Pine Funeral
                                    Home, Inc., Clary-Godwin Funeral Home, Inc.,
                                    Clayton Frank & Sons, Inc., Comander Funeral
                                    Home, Inc., Cremation Society of America,
                                    Incorporated, Fraser Funeral Home, Inc.,
                                    Fred Hunter Memorial Services, Inc.,
                                    Grotewold Simi Valley Mortuary, Inc., Hughes
                                    Funeral Chapel, J&W, Inc., John A. Beck
                                    Company, Lambert Corporation, Inc., McWane
                                    Family Funeral Home, Inc., Neal-Tarpley,
                                    Inc., Prime Business Solutions, Inc., Prime
                                    Business Solutions of Kentucky, Inc., Prime
                                    Enterprises of California, Inc., Prime
                                    Holdings of Arkansas, Inc., Prime Holdings of California, Inc., Prime Holdings of
                                    Minnesota, Inc., Prime Holdings of Nebraska,
                                    Inc., Prime Holdings of Ohio, Inc., Prime
                                    Holdings of West Virginia, Inc., Prime
                                    Indiana Limited Partnership, Prime
                                    Succession of Alabama, Inc., Prime
                                    Succession of Arizona, Inc., Prime
                                    Succession of Arkansas, Inc., Prime
                                    Succession of California, Inc., Prime
                                    Succession of Florida, Inc., Prime
                                    Succession of Georgia, Inc., Prime
                                    Succession of Illinois, Inc., Prime
                                    Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of
                                    Minnesota, Inc., Prime Succession of
                                    Missouri, Inc., Prime Succession of
                                    Nebraska, Inc., Prime Succession of New
                                    York, Inc., Prime Succession of Tennessee,
                                    Inc., Prime Succession of Texas, Inc., Prime
                                    Succession Partners, Inc., Roselawn Memorial
                                    Gardens, Inc., Rostad Mortuary, Inc.,
                                    Talisman Enterprises, Inc., The Funeral
                                    Outlet Store, Inc. and Whitney & Murphy
                                    Funeral Homes, Inc.

SUBSIDIARY EQUITY INTERESTS         means any share of common stock or other
                                    instrument evidencing a present ownership interest in any of the Subsidiaries, whether or not transferable, and any options, warrants or rights, contractual or otherwise, to acquire any such interest.

TRADE CLAIM                         means an Unsecured Claim (other than a
                                    Senior Subordinated Note Claim, Rejected
                                    Former Owner Obligation, Other Rejected
                                    Obligation or Other General Unsecured Claim) of any entity against the Debtors for goods and services provided to the Debtors in the ordinary course of the Debtors' business;
                                    provided, however, that such entity has
                                    continued to provide goods and services to the Debtors before and after the Petition
                                    Date on customary terms and credit or as otherwise acceptable to the Debtors

TRANSFER AGENT                      means the transfer agent for the New Common
                                    Stock.

UNSECURED CLAIM                     means any Claim that is not a Secured Claim,
                                    Administrative Claim, Priority Tax Claim or
                                    Other Priority Claim.

WARRANT AGENT                       means the agent for the New Warrants.

WARRANT AGREEMENT                   means a warrant agreement pursuant to which
                                    the New Warrants will be issued, which shall be in substantially the form contained in the Plan Supplement.

                  B. INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

                  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meaning assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. All gender references shall be deemed to refer to both genders. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                       II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  A.       INTRODUCTION.

                  All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

                  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

                           1. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN).

                                    (a)     Administrative Claims.

                                    (b)     Priority Tax Claims.

                           2. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN).

                                    (a)     Class 1:  Other Priority Claims.

                                    Class 1 consists of all Other Priority
                                    Claims.

                                    (b)     Class 2:  Other Secured Claims.

                                    Class 2 consists of all Other Secured
                                    Claims.

                                    (c)     Class 3: Trade Claims.

                                    Class 3 consists of all Trade Claims.

                           3. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS (ENTITLED TO VOTE ON THE PLAN).

                                    (a)     Class 4: Prepetition Lender Claims.

                                    Class 4 consists of all Prepetition Lender
                                    Claims.

                                    (b)     Class 5: Senior Subordinated Note
                                            Claims, Rejected Former Owner
                                            Obligations, Other Rejected
                                            Obligations and Other General
                                            Unsecured Claims.

                                    Class 5 consists of all Senior Subordinated
                                    Note Claims, Rejected Former Owner
                                    Obligations, Other Rejected Obligations and
                                    Other General Unsecured Claims.

                                    (c)     Class 6: Old Preferred Stock.

                                    Class 6 consists of all Old Preferred Stock.

                                    (d)     Class 7: Other Equity Interests.

                                    Class 7 consists of all Other Equity
                                    Interests.

                                      III.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  A.       ADMINISTRATIVE CLAIMS.

                  Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession (to the extent authorized and approved by the Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by the Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions. On the Effective Date, all obligations of the Debtors in Possession to the DIP Lenders under the DIP Credit Documents shall be paid in full in cash in immediately available funds or otherwise satisfied in a manner acceptable to the DIP Lenders in their sole discretion in accordance with the terms of the DIP Credit Documents. Such payment shall be made to the DIP Agents for further distribution to the holders of the DIP Facility Claims. Upon compliance with the foregoing sentence, all Liens granted to secure such obligations shall be deemed canceled and shall be of no further force and effect without the necessity of any further action on behalf of the DIP Lenders or the Debtors.

                  B.       PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS.

                  All entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 30 days after the Effective Date or such other date as may be fixed by the Court and (b) if granted, such an award by the Court shall be paid in full in such amounts as are awarded by the Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors. In the event that the professionals representing the Informal Committee are not retained by the Official Creditors Committee, if one is appointed, the fees and expenses of the Informal Committee's professionals shall satisfy the requirements of sections 503(b) of the Bankruptcy Code.

                  C.       PRIORITY TAX CLAIMS.

                  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the statutory rate provided for under applicable federal, state or local law, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim. Each Priority Tax Claim which is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due, except to the extent that a holder of such Claim agrees to a different treatment.


                                       IV.

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

                  A.       CLASS 1 - OTHER PRIORITY CLAIMS.

                           1.       DISTRIBUTIONS. Except to the extent that a
holder of an Allowed Other Priority Claim agrees to a different treatment, in full and final satisfaction of such claim, each holder of an Allowed Other Priority Claim shall receive payment in full in Cash on the later of the Effective Date and the date when such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as practicable.

                           2.       IMPAIRMENT AND VOTING.  Class 1 shall be
unimpaired under the Plan. Holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  B.       CLASS 2 - OTHER SECURED CLAIMS.

                           1.       DISTRIBUTIONS.  Except to the extent that a
holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtors, in full and final satisfaction of such Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

                           2.       IMPAIRMENT AND VOTING.  Class 2 shall be
unimpaired under the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  C.       CLASS 3 - TRADE CLAIMS.

                           1.       DISTRIBUTIONS.  To the extent not satisfied
by the Debtors in the ordinary course of business, in full and final satisfaction of such claims, the legal, equitable and contractual rights to which such Allowed Trade Claim entitles the holder thereof shall be left unaltered and, accordingly, shall be satisfied on the latest of (i) the Effective Date, (ii) the date such Trade Claim becomes an Allowed Claim, (iii) the date an Allowed Trade Claim becomes due and payable in the ordinary course of business consistent with the Debtors' ordinary payment practices, and (iv) the date on which the Debtors and the holder of such Allowed Trade Claim agree in writing.

                           2.       IMPAIRMENT AND VOTING.  Class 3 shall be
unimpaired under the Plan. The holders of Allowed Claims in Class 3 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  D.       CLASS 4 - PREPETITION LENDER CLAIMS.

                           1.       ALLOWANCE. The Prepetition Lender Claims are
deemed to be fully allowed in the aggregate amount of $108,500,000.

                           2.       DISTRIBUTIONS. Except to the extent that the
holders of the Prepetition Lender Claims agree to different treatment, on the Effective Date, or as soon thereafter as practicable, in full and final satisfaction of such Claims, each holder of an allowed Prepetition Lender Claim shall receive payment in full in Cash.

                           3.       IMPAIRMENT AND VOTING. Class 4 is impaired
under the Plan. The holders of the Prepetition Lender Claims are entitled to vote to accept or reject the Plan.

                  E. CLASS 5 - SENIOR SUBORDINATED NOTE CLAIMS, REJECTED FORMER OWNER OBLIGATIONS, OTHER REJECTED OBLIGATIONS AND OTHER GENERAL UNSECURED CLAIMS.

                           1.       DISTRIBUTIONS. On the Effective Date, or as
soon thereafter as is practicable, in full and final satisfaction of such Claims, each holder of an Allowed Senior Subordinated Note Claim, Rejected Former Owner Obligation, Other Rejected Obligation and Other General Unsecured Claims will receive its Pro Rata share of (i) $20 million of New Senior Subordinated Notes; and (ii) 5,000,000 shares of New Common Stock. The Senior Subordinated Note Claims shall be Allowed in the aggregate amount of $109,854,000.

                           2.       IMPAIRMENT AND VOTING. Class 5 is impaired
under the Plan. The holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

                  F.       CLASS 6 - OLD PREFERRED STOCK.

                           1.       DISTRIBUTIONS. On the Effective Date or as
soon thereafter as practicable, each holder of Allowed Old Preferred Stock will receive its Pro Rata share of New Warrants.

                           2.       IMPAIRMENT AND VOTING. Class 6 is impaired
under the Plan. The holders of Allowed Old Preferred Stock are entitled to vote to accept or reject the Plan.

                  G.       CLASS 7 - OTHER EQUITY INTERESTS.

                           1.       DISTRIBUTIONS.  The holders of Class 7 Other
Equity Interests shall receive no distributions whatsoever on account of such Other Equity Interests. All Other Equity Interests shall be canceled on the Effective Date.

                           2.       IMPAIRMENT AND VOTING. Class 7 is impaired
under the Plan. As the holders of Other Equity Interests are receiving no distributions they are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.


                                       V.

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS

                  A. DIRECTORS AND OFFICERS OF REORGANIZED PRIME HOLDINGS AND REORGANIZED PRIME; AMENDED CERTIFICATES OF INCORPORATION AND AMENDED BY-LAWS.

                           1.       THE INITIAL BOARD OF DIRECTORS. The initial
boards of directors of Reorganized Prime Holdings and Reorganized Prime shall consist of five (5) members, four (4) of whom shall be designated by the Informal Committee whose names shall be disclosed on or before the date of the Confirmation Hearing, and one (1) of whom shall be Gary Wright. The respective Boards of Directors of Reorganized Prime Holdings and Reorganized Prime will select a Chairman at their initial meeting.

                           2.       MANAGEMENT OF REORGANIZED PRIME HOLDINGS AND
REORGANIZED PRIME. The officers of Prime Holdings and Prime immediately prior to the Effective Date shall serve as the initial officers of Reorganized Prime Holdings and Reorganized Prime, respectively, on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Prime Holdings or Reorganized Prime and applicable nonbankruptcy law, as the case may be. New employment agreements for Gary Wright, Prime's President and Chief Executive Officer; Arthur Ansin, Prime's Chief Financial Officer and Executive Vice President; Greg Hilgendorf, Prime's Senior Vice President Funeral Operations; Brian Clary, Prime's Corporate Controller; and Peter Cooper, Prime's General Counsel, to the extent such officers are to remain employed by the Reorganized Debtors, shall be in the forms contained in the Plan Supplement and shall become effective on the Effective Date (the "New Senior Management Employment Contracts").

                           3.       AMENDED PRIME HOLDINGS CERTIFICATE OF
INCORPORATION AND AMENDED PRIME HOLDINGS BY-LAWS. The adoption of the Amended Prime Holdings Certificate of Incorporation and Amended Prime Holdings By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Holdings Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of up to 6,000,000 shares of New Common Stock (up to 5,000,000 will be issued on the Effective
Date) that will be available for issuance and whose terms and conditions may be established by the Board of Directors, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (iii) implementing such other matters as stockholders and directors of Reorganized Prime Holdings believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime Holdings will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Holdings Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime Holdings. The Amended Prime Holdings Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                           4.       AMENDED PRIME CERTIFICATE OF INCORPORATION
AND AMENDED PRIME BY-LAWS. The adoption of the Amended Prime Certificate of Incorporation and Amended Prime By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Certificate of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of Reorganized Prime believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime. The Amended Prime Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                  B.       DIRECTORS AND OFFICERS OF THE REORGANIZED
                           SUBSIDIARIES.

                           1.       THE INITIAL BOARD OF DIRECTORS. The initial
board of directors of the Reorganized Subsidiaries shall be Gary Wright and Arthur Ansin.

                           2.       MANAGEMENT OF THE REORGANIZED SUBSIDIARIES.
The officers of the Subsidiaries immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Subsidiaries on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Subsidiaries and applicable nonbankruptcy law.

                           3.       AMENDED SUBSIDIARIES CERTIFICATES OF
INCORPORATION AND AMENDED SUBSIDIARIES BY-LAWS. The adoption of the Amended Subsidiaries Certificates of Incorporation and Amended Subsidiaries By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors, the Reorganized Debtors, the Subsidiaries or the Reorganized Subsidiaries, as the case may be. The Amended Subsidiaries Certificates of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of the Reorganized Subsidiaries believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, the Subsidiaries will file with the Secretary of State in the State in which they are incorporated, the Amended Subsidiaries Certificate of Incorporation and such certificates shall be the certificates of incorporation for the Reorganized Subsidiaries. The Amended Subsidiaries Certificates of Incorporation shall be substantially in the forms contained in the Plan Supplement.

                  C.       SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

                           1.       NEW COMMON STOCK. On the Effective Date,
Reorganized Prime Holdings will issue 5,000,000 shares of New Common Stock without further act or action under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized Prime Holdings.

                           2.       NEW SENIOR SUBORDINATED NOTES. The New
Senior Subordinated Notes will be issued by Reorganized Prime Holdings pursuant to an indenture (the "New Senior Subordinated Notes Indenture"), which will be qualified under the Trust Indenture Act of 1939, as amended. An indenture trustee will be selected by Prime prior to the Confirmation Hearing. The New Senior Subordinated Notes Indenture and the New Senior Subordinated Notes will be in substantially the forms included in the Plan Supplement.

                           3.       THE NEW WARRANTS. On the Effective Date,
Reorganized Prime Holdings will issue New Warrants to purchase 500,000 shares of New Common Stock (without giving effect to any options that may be issued under the Equity Incentive Plan) without further act or action under applicable law, regulation, rule or order. The New Warrants will be in substantially the form included in the Plan Supplement and will be issued pursuant to a Warrant Agreement in substantially the form included in the Plan Supplement.

                  D.       REORGANIZED PRIME HOLDINGS EQUITY INCENTIVE PLAN.

                  On the Effective Date, Reorganized Prime Holdings will adopt a stock plan (the "Equity Incentive Plan") which permits Reorganized Prime Holdings to grant to its officers and directors shares of New Common Stock. Such stock plan shall be in substantially the form contained in the Plan Supplement.

                  E.       POSTPETITION FINANCING.

                  The Debtors anticipate entering into the Exit Credit Facility in order to obtain the working capital and cash necessary to satisfy in full the Debtors' obligations under the DIP Credit Facility, to make other payments required to be made on the Effective Date and to maintain their operations. The Exit Credit Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured credit facility; (c) provide for aggregate borrowings of up to $118.5 million, consisting of (i) a $10.0 million revolving credit facility (including a $3.0 million sub-limit for letters of credit and a $2.0 million cash management indemnity facility) and (ii) a 108.5 million term loan facility. The collateral for the revolving credit facility will consist of a first priority perfected security interest in (a) the stock of Prime and its subsidiaries and (b) all assets and properties of Prime Holdings, Prime and its subsidiaries. The collateral for the term loan facility will consist of a second priority perfected security interest in the collateral for the revolving credit facility. The revolving credit facility shall bear an interest rate equal to LIBOR (to be defined in the Exit Credit Facility documents) plus 350 basis points or the Base Rate (to be defined in the Exit Credit Facility documents) plus 250 basis points, at the option of the Debtors, paid monthly in arrears. The term loan facility shall bear an interest rate equal to LIBOR plus 400 basis points or the Base Rate plus 300 basis points, at the option of the Debtors, paid monthly in arrears. The Exit Credit Facility's maturity date will be the earlier of August 29, 2003 or three years from the Effective Date.

                  The Exit Credit Facility documents, or a commitment letter with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than a date which is five (5) days prior to the deadline for submitting ballots accepting or rejecting the Plan. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Credit Facility in substantially the form filed with the Bankruptcy court and authorize the Debtors to execute the same together with such other documents as the Exit Credit Facility Agents may reasonably require in order to effectuate the treatment afforded to the lenders under the Exit Credit Facility.

                                       VI.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  On the Confirmation Date, the Chapter 11 Cases shall be substantively consolidated for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Subject to the occurrence of the Effective Date, (i) all assets and liabilities of the Subsidiaries and Prime Holding shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Prime, (ii) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors, (iii) no distributions shall be made under the Plan on account of Subsidiary Equity Interests or Prime Equity Interests, (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structure of the Reorganized Debtors,
(ii) Subsidiary Equity Interests or Prime Equity Interests, or (iii) pre-and post-Petition Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date.


                                      VII.

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                    OF DISPUTED, CONTINGENT AND UNLIQUIDATED
               ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS

                  A. VOTING OF CLAIMS AND EQUITY INTERESTS. Each holder of an Allowed Claim or an Allowed Equity Interest in an Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

                  B. NONCONSENSUAL CONFIRMATION. As the holders of Other Equity Interests in Class 7 are deemed to reject the Plan, the Debtors will seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

                  C.       DISTRIBUTIONS.

                           1.       METHOD OF DISTRIBUTIONS UNDER THE PLAN.

                                    (a)  Date and Delivery of Distributions.
Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed DIP Financing Claims, Allowed Other Secured Claims, Allowed Trade Claims and Allowed Old Preferred Stock at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions under the Plan to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed Other Rejected Obligations and Allowed Other General Unsecured Claims shall be made to the New Senior Subordinated Notes Indenture Trustee who shall make the distributions to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed Other Rejected Obligations and Allowed Other General Unsecured Claims. New Senior Subordinated Notes (including any interest earned thereon) and New Common Stock (including dividends paid on account thereof) held by the Reorganized Debtors for the benefit of holders of Disputed Other General Unsecured Claims, Disputed Rejected Former Owner Obligations and Disputed Other Rejected Obligations shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

                                    (b)  Distribution of Cash. Any payment of
Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

                                    (c)  Distribution of Unclaimed Property. Any
distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after distribution or (b) six months after the date on which such claimant's Claim is Allowed shall be transferred to the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary. Distributions under the Plan consisting of New Senior Subordinated Notes, New Common Stock or New Warrants that are unclaimed for a period of two years after distribution shall be cancelled and any dividends or interest which has been paid with respect to such securities shall be transferred to the Reorganized Debtors and entitlement by the holder of a Claim or Old Preferred Stock to such distribution shall be extinguished and forever barred. The Debtors shall file with the Court a list of holders of unclaimed distributions of Cash, New Senior Subordinated Notes and New Common Stock on the first and second anniversaries of the Effective Date.

                                    (d)  Saturdays, Sundays, or Legal Holidays.
If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

                                    (e)  Fractional Notes and Fractional Shares
and Warrants.

                                            (i)  Fractional Notes.  Whenever the
         issuance of any New Senior Subordinated Note would otherwise call for the issuance in an amount for a fraction of a denomination of a New Senior Subordinated Note, the actual issuance of such New Senior Subordinated Note shall reflect a rounding of such fraction to the nearest whole denomination (up or down), with fifty percent being rounded down.

                                            (ii)  Fractional Shares and
         Warrants. Whenever any distribution of shares of New Common Stock or New Warrants to a holder would otherwise call for the distribution of a fractional share or warrant, the Transfer Agent or Warrant Agent shall allocate one whole share or one whole warrant, as the case may be, to holders in order of the fractional portion of their entitlements, starting with the largest fractional portion until all remaining shares and warrants have been allocated. Upon the allocation of a whole share or a whole warrant to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or whole warrants, as the case may be, which remain to be allocated, the Transfer Agent or Warrant Agent shall allocate the remaining whole shares or whole warrants to such holders by random lot or such other impartial method as the Transfer Agent or Warrant Agent deems fair, in the Transfer Agent's or Warrant Agent's sole discretion. Upon the allocation of all of the whole shares or whole warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

                                    (f)  Distributions to Holders as of the
Record Date. As at the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors and the

Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtor and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section VII.A) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

                           2.       DISPUTED TRADE CLAIMS.

                           (a)      Distributions Withheld For Disputed Trade
                                    Claims.

                                    (i)     Establishment And Maintenance Of
         Reserve. On the Effective Date, the Reorganized Debtors shall place into a reserve an amount of Cash equal to 100% of the distributions to which holders of Disputed Trade Claims would be entitled under the Plan as of such date if such Disputed Trade Claims were Allowed Claims (the "Reserve").

                                    (ii)    Property Held in Reserve.  Cash held
         in the Reserve, if any, shall be deposited in a segregated bank account or accounts in the name of the Reorganized Debtors and designated as held in trust for the benefit of holders of Allowed Trade Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. The Reorganized Debtors shall invest the Cash held in the Reserve in a manner consistent with the investment guidelines set forth in the Plan Supplement. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to the Reorganized Debtors on the last Subsequent Distribution Date under the Plan.

                                    (iii)   Distributions Upon Allowance of
         Disputed Trade Claims. The holder of a Disputed Trade Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of Cash from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed Trade Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Trade Claim had been an Allowed Claim on or prior to the Effective Date. Any Cash held in the Reserve after all Trade Claims have been Allowed or disallowed shall be transferred to and become the property of the Reorganized Debtors.

                           3.       OBJECTIONS TO AND RESOLUTION OF
ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS.

                                    Objections To And Resolution of
Administrative Claims, Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to a Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Court. Unless otherwise ordered by the Court, the Debtors and the Reorganized Debtors shall file all objections to Administrative Claims, Claims and Equity Interests that are the subject of proofs of claims, requests for payment filed with the Court (other than applications for allowances of compensation and reimbursement of expenses) or proofs of interest and serve such objections upon the holders of the Administrative Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be set by the Court. Notwithstanding anything contained herein to the contrary, the DIP Lenders shall not be required to file proofs of claims with respect to the DIP Facility Claims. The Debtors shall have no right to object to the DIP Facility Claims except as set forth in the DIP Facility Order. The outstanding amount of the DIP Facility Claims shall be paid in full on the Effective Date as provided herein.

                           4.       ALLOCATION OF CONSIDERATION.

                           The aggregate consideration to be distributed to the
holders of Allowed Claims in each Class under the Plan (other than the Claims, if any, of the Internal Revenue Service) shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees, where applicable.

                           5.       CANCELLATION AND SURRENDER OF EXISTING
SECURITIES AND AGREEMENTS.

                           On the Effective Date, the Senior Subordinated Notes
and all Equity Interests shall be deemed canceled and such agreements and securities, including the Senior Subordinated Note Indenture, together with all instruments issued pursuant thereto, shall have no further legal effect other than as evidence of any right to receive distributions, fees and expenses under the Plan. In addition, the Senior Subordinated Note Indenture shall be terminated and the Indenture Trustee's obligations shall be discharged.

                           Notwithstanding any other provision of the Plan, as a
condition precedent to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument or security evidencing a Claim or Equity Interest must surrender such promissory note, share certificate, or other instrument or security to the Reorganized Debtors or their designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to the Reorganized Debtors.

                           Any holder of a Claim or Equity Interest that fails
to surrender such instrument or security or to provide the affidavit and indemnity or bond, before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's Claim becomes an Allowed Claim or Equity Interest, shall be deemed to have forfeited all rights, Claims, and/or Equity Interests and may not receive or participate in any distribution under the Plan.


                                      VIII.

             IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN

                  A. NEW SENIOR SUBORDINATED NOTES INDENTURE, THE AMENDED PRIME CERTIFICATE OF INCORPORATION, THE AMENDED PRIME BY-LAWS, THE AMENDED PRIME HOLDINGS BY-LAWS, THE AMENDED PRIME HOLDINGS CERTIFICATE OF INCORPORATION, THE AMENDED SUBSIDIARIES CERTIFICATES OF INCORPORATION, THE AMENDED SUBSIDIARIES BY-LAWS, THE AMENDED SUBSIDIARY LIMITED PARTNERSHIP AGREEMENT, THE EQUITY INCENTIVE PLAN, THE WARRANT AGREEMENT, THE NEW SENIOR MANAGEMENT EMPLOYMENT CONTRACTS, THE NEW EXIT FINANCING FACILITY DOCUMENTS AND OTHER IMPLEMENTATION DOCUMENTS.

                  On or before the Effective Date, the Reorganized Debtors will execute the New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By-Laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the Equity Incentive Plan, the Warrant Agreement, the Senior Management Employment Contracts, the New Exit Financing Facility Documents and all other documents required and necessary to implement the Plan, without the requirement of any further corporate action.

                  B. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED DEBTORS.

                  The Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of corporations under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the property of their estates free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders; and the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

                  C.       DISCHARGE OF THE DEBTORS.

                  The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, liens on, and Equity Interests in the Debtors, their assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors, Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order. Except as set forth in this Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order (including without limitation any discharge of Claims or cancellation of debts or Equity Interests or the instruments evidencing same) is intended, or shall be construed, to alter or affect the liability or obligation of any person or entity against any other person or entity (other than the Debtors, the Debtors in Possession and the Reorganized Debtors) in respect of such Claims, debts or Equity Interests.

                  D.       INJUNCTION.

                  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

                  E.       RELEASE OF COLLATERAL.

                  Unless a particular Secured Claim is reinstated (i) each holder of: (A) a Secured Claim and/or (B) a Claim that is purportedly secured shall on or immediately before the Effective Date: (x) turn over and release to the relevant Debtor (or its successor, as the case may be) any and all property of the relevant Debtor that secures or purportedly secures such claim; and (y) execute such documents and instruments as such Reorganized Debtor requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the relevant Reorganized Debtor (or the successor to any Debtor that does not survive) free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the relevant Debtor or Reorganized Debtor such release of liens. Any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no further Claim against the relevant Debtor, Reorganized Debtor or their property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until the time such Claim is allowed or disallowed.

                  F.       PRESERVATION/WAIVER OF CAUSES OF ACTION.

                           1.       PRESERVATION OF RIGHTS.  Pursuant to the
Plan, and sections 544, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the
Bankruptcy Code, the Debtors (and the Reorganized Debtors) shall retain all rights and all Causes of Action accruing to the Debtors, their estates, or the Reorganized Debtors, including, without limitation, (i) the avoidance of any transfer of an interest of the Debtors in property or any obligation incurred by the Debtors; or (ii) the turnover of any property to their estates, and except as expressly provided in the Plan or Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date which is not specifically waived or relinquished by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim which is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

                  G.       VOTES SOLICITED IN GOOD FAITH.

                  The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their affiliates, agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore have not been, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

                  H.       ADMINISTRATIVE CLAIMS INCURRED AFTER THE CONFIRMATION
                           DATE.

                  Administrative Claims incurred by the Reorganized Debtors after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses incurred after such date, shall not be subject to application and may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval.

                  I.       THE DEBTORS' RELEASE.

                  As of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, hereby release unconditionally all of their respective officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals, the Indenture Trustee, the Prepetition Lenders, the DIP Lenders, counsel to the Prepetition Lenders and the DIP Lenders and their counsel, the Creditors Committee members, counsel to the Creditors Committee, the Informal Committee members, counsel to the Informal Committee, financial advisors to the Creditors Committee and Informal Committee and each of their representatives and agents (including any professionals retained by such persons or entities) (the "Released Parties") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, and (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors.

                  J.       EXCULPATION, RELEASE AND INJUNCTION OF RELEASED
                           PARTIES.

                           1.       EXCULPATION.  The Debtors and the
Reorganized Debtors and the Released Parties shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the instruments and documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof (including, without limitation, the Equity Incentive Plan, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11 Cases), except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

                           2.       INJUNCTION.  Pursuant to section 105 of the
Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or any act to collect, offset, or recover any claim against a Released Party that accrued on or prior to the Effective Date and has been released or waived pursuant to Sections VIII.H and I.

                           3.       LIMITATION OF GOVERNMENTAL RELEASES.
Notwithstanding Sections VIII.H. and I of the Plan, the Plan shall not release, discharge, or exculpate any non-debtor party from any debt owed to the United States Government and/or its agencies, including the Pension Benefit Guaranty Corporation (the "Government"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Sections VIII.I.1. and 2 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-debtor party.

                  K.       TERM OF BANKRUPTCY INJUNCTION OR STAYS.

                  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  L.       PRESERVATION OF INSURANCE.

                  The Debtors' discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and directors) or any other person or entity.

                  M. OFFICERS' AND DIRECTORS' INDEMNIFICATION RIGHTS AND INSURANCE.

                  Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtors, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date. In addition, the Reorganized Debtors shall obtain tail coverage under their existing directors and officers liability insurance policy covering their existing directors and officers for any and all Claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date.

                                       IX.

                            RETENTION OF JURISDICTION

                  The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Allowed Old Preferred Stock are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Administrative Claims, Claims and Equity Interests; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear any other matter not inconsistent with the Bankruptcy Code; (14) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; and (15) to enter a final decree closing the Chapter 11 Cases.


                                       X.

                            MISCELLANEOUS PROVISIONS

                  A.       PAYMENT OF STATUTORY FEES.

                  All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the

Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.

                  B.       DISSOLUTION OF CREDITORS COMMITTEE.

                  The Creditors Committee shall terminate on the Effective Date.

                  C.       MODIFICATION OF THE PLAN.

                  The Debtors reserve the right, in accordance with the Bankruptcy Code, upon the consent of the DIP Agents, to amend or to modify the Plan prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Reorganized Debtors or the Debtors may amend or modify the Plan, upon the consent of the DIP Agents, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

                  D.       GOVERNING LAW.

                  Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law or such other corporate law that may apply to the Subsidiaries, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

                  E.       FILING OR EXECUTION OF ADDITIONAL DOCUMENTS.

                  On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  F.       WITHHOLDING AND REPORTING REQUIREMENTS.

                  In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  G.       EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Senior Subordinated Notes, New Common Stock or New Warrants under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

                  H.       SECTION 1145 EXEMPTION.

                  Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New Senior Subordinated Notes, New Common Stock and New Warrants under the Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in such New Senior Subordinated Notes, New Common Stock or New Warrants and is deemed to be a public offering of New Senior Subordinated Notes, New Common Stock and New Warrants.

                  I.       WAIVER OF FEDERAL RULE OF CIVIL PROCEDURE 62(a).

                  The Debtors may request that the Confirmation Order include
(a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

                  J.       HEADINGS.

                  Headings used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any purpose.

                  K.       EXHIBITS/SCHEDULES.

                  All Exhibits and Schedules to the Plan are incorporated into and constitute a part of the Plan as if set forth herein.

                  L.       NOTICES.

                  All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  To the Debtors: Prime Succession, Inc., 3940 Olympic Blvd., Suite 500, Erlanger, KY 41018, Attention: Arthur J. Ansin with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Tel.: (212) 373-3000/Fax: (212)
757-3990.

                  To the Creditors Committee:

                  To the Informal Committee: Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, CA 90071, attention: Thomas B. Walper, Esq., Tel.: (213) 683-9193/Fax: (213) 687-3702.

                  To the DIP Agents: Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois, 60606, attention: J. Eric Ivester, Tel.: (312) 407-0700/Fax: (312) 407-0411; and Mayer Brown & Platt, 1675 Broadway, New York, New York 10019-5820, attention: Raniero D'Aversa, Jr., Tel.: (212) 506-2595/Fax: (212) 849-5597.

                  M.       PLAN SUPPLEMENT.

                  Forms of the documents relating to the Amended Prime Certificate of Incorporation, the Amended Prime By-laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the New Senior Subordinated Notes Indenture, the New Warrant Agreement, the form of the New Warrants, investment guidelines referred to in Section VII.C.2.(a)(ii) and C.3(b)(ii), Equity Incentive Plan, New Exit Financing Facility Documents and New Senior Management Employment Contracts shall be contained in the Plan Supplement which has been filed with the Clerk of the Court. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section X.L. of the Plan. The forms of documents to be included in the Plan Supplement shall be reasonably acceptable to the Prepetition Agents, the DIP Agents and the Informal Committee.

                  N.       CONFLICT.

                  The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

                  O.       SETOFF BY THE UNITED STATES.

                  The valid setoff rights, if any, of the United States of America will be unaffected by this Plan or confirmation thereof.

                                       XI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Other than (i) executory contacts or unexpired leases which
(x) are the subject of a motion to reject pending on the Confirmation Date, (y) were previously assumed or rejected by the Debtors, or (z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, and (ii) employment agreements, if any, terminated prior to or in connection with the Plan, all of the executory contracts, unexpired leases and employment agreements that exist between the Debtors and any person are specifically assumed as of the Effective Date pursuant to the Plan. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 Claims. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.


                                      XII.

                                  BENEFIT PLANS

                  All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors' obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.


                                      XIII.

                            EFFECTIVENESS OF THE PLAN

                  A.       CONFIRMATION OF THE PLAN.

                  The Plan can be confirmed either under section 1129(a) of the Bankruptcy Code or in a non-consensual manner under section 1129(b) of the Bankruptcy Code so long as the conditions of Section XIII.B.1. have been satisfied or waived pursuant to Section XIII.B.2.

                  B.       EFFECTIVENESS OF THE PLAN.

                           1.       CONDITIONS PRECEDENT TO EFFECTIVENESS

                           The Plan shall not become effective unless and until
it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Section XIII.B.2.: (1) the Confirmation Order in a form satisfactory to the Debtors, the DIP Lenders and the Informal Committee, shall have become a Final Order; (2) the Amended Prime Holdings and Prime Certificates of Incorporation and Amended Subsidiaries Certificates of Incorporation shall have been properly filed with the Secretary of State in their respective state of incorporation; (3) all authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained; (4) the Court shall have ordered the substantive consolidation of the Chapter 11 Cases as provided in Section VI of the Plan; (5) on the Effective Date, the Reorganized Debtors have entered into a senior secured credit facility acceptable to the Informal Committee; (6) the Plan Documents shall be in a form acceptable to the Debtors, the DIP Agents and the Informal Committee and shall have been executed and delivered; (7) all of the Debtors' obligations owing to any DIP Lender pursuant to the DIP Credit Documents shall have been paid in full, in cash, in immediately available funds, and any commitments in respect of the DIP Credit Documents shall have been terminated; and (8) the Reorganized Debtors shall have sufficient cash on hand to make timely distributions as may be required hereunder.

                             2. WAIVER OF CONDITIONS

                           The Debtors with the written consent of the DIP
Agents and the Informal Committee (which consent shall not be unreasonably withheld) may waive any or all of the conditions set forth in Section XIII.B.1. above at any time, without leave of or order of the Court and without any formal action.

                           3.       EFFECT OF FAILURE OF CONDITIONS

                           In the event that the Effective Date does not occur
on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

                           4.       VACATUR OF PLAN

                           If an order denying confirmation of the Plan is
entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors;
(c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.


Dated: July 12, 2000

                                            PRIME SUCCESSION HOLDINGS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION, INC.

                                            By:__________________________
                                                 Name:
                                                 Title:

                                            AARON CREMATION & BURIAL
                                            SERVICES, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            AARON CREMATION & BURIAL
                                            SERVICES, P.C.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            BUCKNER-RUSH ENTERPRISES, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            BURY-PINE FUNERAL HOME, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PINE FUNERAL HOME, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            CLARY-GODWIN FUNERAL HOME, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            CLAYTON FRANK & SONS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            COMANDER FUNERAL HOME, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            CREMATION SOCIETY OF AMERICA,
                                            INCORPORATED


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            FRASER FUNERAL HOME, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            FRED HUNTER MEMORIAL SERVICES, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            GROTEWOLD SIMI VALLEY
                                            MORTUARY, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            HUGHES FUNERAL CHAPEL


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            J&W, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            JOHN A. BECK COMPANY


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            LAMBERT CORPORATION, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            McWANE FAMILY FUNERAL HOME, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            NEAL-TARPLEY, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME BUSINESS SOLUTIONS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME BUSINESS SOLUTIONS OF
                                            KENTUCKY, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME ENTERPRISES OF CALIFORNIA,
                                            INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF ARKANSAS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF CALIFORNIA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF MINNESOTA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF NEBRASKA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF OHIO, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF WEST VIRGINIA,
                                            INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME INDIANA LIMITED PARTNERSHIP


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ALABAMA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ARIZONA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ARKANSAS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF CALIFORNIA,
                                            INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF FLORIDA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF GEORGIA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ILLINOIS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF IOWA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF KENTUCKY, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF MINNESOTA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF MISSOURI, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF NEBRASKA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF NEW YORK, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF TENNESSEE, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF TEXAS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION PARTNERS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            ROSELAWN MEMORIAL GARDENS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            ROSTAD MORTUARY, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            TALISMAN ENTERPRISES, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            THE FUNERAL OUTLET STORE, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            WHITNEY & MURPHY FUNERAL
                                            HOMES, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                               Table of Contents

                                                                           Page
                                                                           ----

I.       DEFINITIONS AND CONSTRUCTION OF TERMS.................................1
         A.   Definitions......................................................1
         B.   Interpretation, Application of Definitions and Rules of
              Construction....................................................17

II.      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS........................18
         A.   Introduction....................................................18
              1.  Unclassified Claims (not entitled to vote on the Plan)......18
              2.  Unimpaired Classes Of Claims (deemed to have accepted the
                  Plan and, therefore, not entitled to vote on the Plan)......18
              3.  Impaired Classes of Claims and Equity Interests (entitled to vote on the Plan)........................................19

III.     TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
         PRIORITY TAX CLAIMS..................................................19
         A.   Administrative Claims. .........................................19
         B.   Professional Compensation And Reimbursement Claims..............20
         C.   Priority Tax Claims.............................................20

IV.      TREATMENT OF CLAIMS AND EQUITY INTERESTS.............................21
         A.   Class 1 - Other Priority Claims.................................21
              1.  Distributions...............................................21
              2.  Impairment and Voting.......................................21
         B.   Class 2 - Other Secured Claims..................................21
              1.  Distributions...............................................21
              2.  Impairment and Voting.......................................22
         C.   Class 3 - Trade Claims..........................................22
              1.  Distributions...............................................22
              2.  Impairment and Voting.......................................22
         D.   Class 4 - Prepetition Lender Claims.............................22
         E.   Class 5 - Senior Subordinated Note Claims, Rejected Former
              Owner Obligations, Other Rejected Obligations and Other General
              Unsecured Claims................................................22
              1.  Distributions...............................................22
              2.  Impairment and Voting.......................................23
         F.   Class 6 - Old Preferred Stock...................................23
              1.  Distributions...............................................23
              2.  Impairment and Voting.......................................23

                                                                           Page
                                                                           ----

         G.   Class 7 - Other Equity Interests................................23
              1.  Distributions...............................................23
              2.  Impairment and Voting.......................................23

V.       PROVISIONS REGARDING CORPORATE GOVERNANCE
         AND MANAGEMENT OF THE REORGANIZED DEBTORS............................23
         A. Directors and Officers of Reorganized Prime Holdings and Reorganized Prime; Amended Certificates of Incorporation and
              Amended By-Laws.................................................23
              1.  The Initial Board of Directors..............................23
              2.  Management of Reorganized Prime Holdings and Reorganized
                  Prime.......................................................24
              3.  Amended Prime Holdings Certificate of Incorporation and
                  Amended Prime Holdings By-Laws..............................24
              4.  Amended Prime Certificate of Incorporation and Amended
                  Prime By-Laws...............................................24
         B.   Directors and Officers of the Reorganized Subsidiaries..........25
              1.  The Initial Board of Directors..............................25
              2.  Management of the Reorganized Subsidiaries..................25
              3.  Amended Subsidiaries Certificates of Incorporation and
                  Amended Subsidiaries By-Laws................................25
         C.   Securities to Be Issued Pursuant to the Plan....................25
              1.  New Common Stock............................................25
              2.  New Senior Subordinated Notes...............................26
              3.  The New Warrants............................................26
         D.   Reorganized Prime Holdings Equity Incentive Plan................26
         E.   Postpetition Financing..........................................26

VI.      SUBSTANTIVE CONSOLIDATION OF THE DEBTORS.............................27

VII.     PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
         UNDER THE PLAN AND TREATMENT OF DISPUTED,
         CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
         CLAIMS, CLAIMS AND EQUITY INTERESTS..................................28
         A.   Voting of Claims and Equity Interests...........................28
         B.   Nonconsensual Confirmation......................................28
         C.   Distributions...................................................28
              1.  Method of Distributions Under the Plan......................28
              2.  Disputed Trade Claims.......................................30
                  (a) Distributions Withheld For Disputed Trade Claims........30
              3.  Objections To And Resolution Of Administrative Claims,
                  Claims and Equity Interests.................................31
              4.  Allocation of Consideration.................................31

                                                                           Page
                                                                           ----

              5.  Cancellation and Surrender of Existing Securities and
                  Agreements..................................................32

VIII.    IMPLEMENTATION AND EFFECT OF CONFIRMATION OF
         THIS PLAN............................................................32
         A. New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By-Laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries
              By-Laws, the Amended Subsidiary Limited Partnership Agreement,
              the Equity Incentive Plan, the Warrant Agreement, the New
              Senior Management Employment Contracts, the New Exit Financing
              Facility Documents and Other Implementation Documents...........32
         B.   Continued Corporate Existence and Vesting of Assets in
              Reorganized Debtors.............................................33
         C.   Discharge of the Debtors........................................33
         D.   Injunction......................................................34
         E.   Release of Collateral...........................................34
         F.   Preservation/Waiver of Causes of Action.........................35
              1.  Preservation of Rights......................................35
         G.   Votes Solicited in Good Faith...................................35
         H.   Administrative Claims Incurred after the Confirmation Date......35
         I.   The Debtors' Release............................................36
         J.   Exculpation, Release and Injunction of Released Parties.........36
              1.  Exculpation.................................................36
              2.  Injunction..................................................36
              3.  Limitation of Governmental Releases.........................37
         K.   Term of Bankruptcy Injunction or Stays..........................37
         L.   Preservation of Insurance.......................................37
         M.   Officers' and Directors' Indemnification Rights and Insurance...37

IX.      RETENTION OF JURISDICTION............................................38

X.       MISCELLANEOUS PROVISIONS.............................................38
         A.   Payment of Statutory Fees.......................................38
         B.   Dissolution of Creditors Committee..............................39
         C.   Modification of the Plan........................................39
         D.   Governing Law...................................................39
         E.   Filing or Execution of Additional Documents.....................39
         F.   Withholding and Reporting Requirements..........................39
         G.   Exemption From Transfer Taxes...................................39

                                                                           Page
                                                                           ----

         H.   Section 1145 Exemption..........................................40
         I.   Waiver of Federal Rule of Civil Procedure 62(a).................40
         J.   Headings........................................................40
         K.   Exhibits/Schedules..............................................40
         L.   Notices.........................................................40
         M.   Plan Supplement.................................................41
         N.   Conflict........................................................41
         O.   Setoff by the United States.....................................41

XI.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................42

XII.     BENEFIT PLANS........................................................42

XIII.    EFFECTIVENESS OF THE PLAN............................................43
         A.   Confirmation of the Plan........................................43
         B.   Effectiveness of the Plan.......................................43
              1.  Conditions Precedent to Effectiveness.......................43
              2.  Waiver of Conditions........................................43
              3.  Effect of Failure of Conditions.............................44
              4.  Vacatur of Plan.............................................44